CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$4,667,940	$542.41

PRICING SUPPLEMENT NO. 19 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-199966 Dated November 14, 2014

JPMorgan Chase & Co. Trigger Phoenix Autocallable Optimization Securities

$159,000 Linked to the common shares of Urban Outfitters, Inc. due on May 20, 2016

$1,361,000 Linked to the Class A common stock of Under Armour, Inc. due on May 20, 2016

$919,000 Linked to the common stock of Activision Blizzard due on May 20, 2016

$1,238,000 Linked to the common stock of Amazon.com, Inc. due on May 20, 2016

$990,940 Linked to the common stock of Yahoo! Inc. due on May 20, 2016

Investment Description
Trigger Phoenix Autocallable Optimization Securities are unsecured and unsubordinated debt securities issued by JPMorgan Chase & Co. ("JPMorgan Chase") (each, a "Security" and collectively, the "Securities") linked to the performance of the common stock or common shares of a specific company (the "Underlying Stock"). If the closing price of one share of the applicable Underlying Stock on the applicable quarterly Observation Date is equal to or greater than the applicable Coupon Barrier, JPMorgan Chase will make a Contingent Coupon payment with respect to that Observation Date. Otherwise, no coupon will be payable with respect to that Observation Date. JPMorgan Chase will automatically call the Securities early if the closing price of one share of the applicable Underlying Stock on any quarterly Observation Date is equal to or greater than the applicable Initial Price. If the Securities are called, JPMorgan Chase will pay the principal amount plus the applicable Contingent Coupon for that Observation Date and no further amounts will be owed to you. If the Securities are not called prior to maturity and the applicable Final Price is equal to or greater than the applicable Trigger Price (which is the same price as the applicable Coupon Barrier), JPMorgan Chase will make a cash payment at maturity equal to the principal amount of your Securities, in addition to the applicable Contingent Coupon. If the applicable Final Price is less than the applicable Trigger Price, JPMorgan Chase will pay you less than the full principal amount, if anything, at maturity, resulting in a loss on your principal amount that is proportionate to the decline in the price of the applicable Underlying Stock from the Trade Date to the Final Valuation Date. The closing price of the applicable Underlying Stock is subject to adjustments, in the sole discretion of the calculation agent, in the case of certain corporate events described in the accompanying product supplement No. UBS-1a-I under "The Underlyings -- Underlying Stocks -- Anti-Dilution Adjustments" and the "The Underlyings -- Underlying Stocks -- Reorganization Events". Investing in the Securities involves significant risks. You may lose some or all of your principal amount. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase. If JPMorgan Chase were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features	Key Dates

❒Automatically Callable: JPMorgan Chase will automatically call the Securities and pay you the principal amount plus the applicable Contingent Coupon otherwise due for a quarterly Observation Date if the closing price of one share of the applicable Underlying Stock on that quarterly Observation Date is equal to or greater than the applicable Initial Price, and no further payments will be made on the Securities. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.

❒Contingent Coupon: If the closing price of one share of the applicable Underlying Stock on a quarterly Observation Date is equal to or greater than the applicable Coupon Barrier, JPMorgan Chase will make a Contingent Coupon payment with respect to that Observation Date. Otherwise, no coupon will be payable with respect to that Observation Date.

❒Contingent Repayment of Principal Amount at Maturity: If by maturity the Securities have not been called and the price of one share of the applicable Underlying Stock does not close below the applicable Trigger Price on the Final Valuation Date, JPMorgan Chase will pay you the principal amount per Security at maturity, in addition to the applicable Contingent Coupon. If the price of one share of the applicable Underlying Stock closes below the applicable Trigger Price on the Final Valuation Date, JPMorgan Chase will repay less than the principal amount, if anything, at maturity, resulting in a loss on your principal amount that is proportionate to the decline in the price of one share of the applicable Underlying Stock from the Trade Date to the Final Valuation Date. The contingent repayment of principal applies only if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase.

Trade Date	November 14, 2014
Original Issue Date (Settlement Date)	November 19, 2014
Observation Dates[1]	Quarterly (see page 4)
Final Valuation Date[1]	May 16, 2016
Maturity Date[1]	May 20, 2016
[1]

Subject to postponement in the event of a market disruption event and as described under "General Terms of Notes — Postponement of a Payment Date" and "General Terms of Notes -- Postponement of a Determination Date -- Notes linked to a Single Underlying" in the accompanying product supplement no. UBS-1a-I

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. JPMORGAN CHASE IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE APPLICABLE UNDERLYING STOCK. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF JPMORGAN CHASE.  YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER "KEY RISKS" BEGINNING ON PAGE 6 AND UNDER "RISK FACTORS" BEGINNING ON PAGE PS-9 OF THE ACCOMPANYING PRODUCT SUPPLEMENT NO. UBS-1a-I BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

Security Offering
This pricing supplement relates to five (5) separate Security offerings. Each issuance of offered Securities is linked to one, and only one, Underlying Stock. You may participate in any of the five (5) Security offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a Security linked to a basket of some or all of the Underlying Stocks described below. The Securities are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof. Each of the five (5) Security offerings is linked to the common stock of a different company, and each of the five (5) Security offerings has its own Contingent Coupon Rate, Initial Price, Trigger Price and Coupon Barrier. The performance of each Security offering will not depend on the performance of any other Security offering.

Underlying Stock	Contingent Coupon Rate	Initial Price	Trigger Price	Coupon Barrier	CUSIP	ISIN
Common shares of Urban Outfitters, Inc. (Bloomberg ticker: URBN)	11.60% per annum	$30.85	$24.68, which is 80% of Initial Price	$24.68, which is 80% of Initial Price	48127P796	US48127P7969
Class A common stock of Under Armour, Inc. (Bloomberg ticker: UA)	11.40% per annum	$69.15	$51.86, which is 75% of Initial Price	$51.86, which is 75% of Initial Price	48127P788	US48127P7886
Common stock of Activision Blizzard (Bloomberg ticker: ATVI)	11.35% per annum	$20.10	$16.08, which is 80% of Initial Price	$16.08, which is 80% of Initial Price	48127P770	US48127P7704
Common stock of Amazon.com, Inc. (Bloomberg ticker: AMZN)	11.50% per annum	$327.82	$262.26, which is 80% of Initial Price	$262.26, which is 80% of Initial Price	48127P762	US48127P7621
Common stock of Yahoo! Inc. (Bloomberg ticker: YHOO)	12.05% per annum	$51.75	$38.81, which is 75% of Initial Price	$38.81, which is 75% of Initial Price	48127P754	US48127P7548

See "Additional Information about JPMorgan Chase & Co. and the Securities" in this pricing supplement. Each Security we are offering will have the terms specified in the prospectus and the prospectus supplement, each dated November 7, 2014, product supplement no. UBS-1a-I dated November 7, 2014 and this pricing supplement.  The terms of the Securities as set forth in this pricing supplement, to the extent they differ or conflict with those set forth in product supplement no. UBS-1a-I, will supersede the terms set forth in product supplement no. UBS-1a-I.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus, prospectus supplement and product supplement no. UBS-1a-I. Any representation to the contrary is a criminal offense.

Price to Public(1)	Fees and Commissions(2)	Proceeds to Us

Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security

Securities linked to the common shares of Urban Outfitters, Inc.	$159,000	$10	$2,385	$0.15	$156,615	$9.85
Securities linked to the Class A common stock of Under Armour, Inc.	$1,361,000	$10	$20,415	$0.15	$1,340,585	$9.85
Securities linked to the common stock of Activision Blizzard	$919,000	$10	$13,785	$0.15	$905,215	$9.85
Securities linked to the common stock of Amazon.com, Inc.	$1,238,000	$10	$18,570	$0.15	$1,219,430	$9.85
Securities linked to the common stock of Yahoo! Inc.	$990,940	$10	$14,864.10	$0.15	$976,075.90	$9.85

[1]	See "Supplemental Use of Proceeds" in this pricing supplement for information about the components of the price to public of the Securities
[2]	UBS Financial Services Inc., which we refer to as UBS, will receive selling commissions from us of $0.15 per $10 principal amount Security. See "Plan of Distribution (Conflicts of Interest)" beginning on page PS-87 of the accompanying product supplement no. UBS-1a-I as supplemented by "Supplemental Underwriting Information" in this pricing supplement.

The estimated value of the Securities as determined by J.P. Morgan Securities LLC, which we refer to as JPMS, when the terms of the Securities were set, was $9.715, $9.682, $9.664, $9.736 and $9.640 per $10 principal amount Security linked to the common shares of Urban Outfitters, Inc., linked to the Class A common stock of Under Armour, Inc., linked to the common stock of Activision Blizzard, linked to the common stock of Amazon.com, Inc. and linked to the common stock of Yahoo! Inc., respectively. See "JPMS's Estimated Value of the Securities" in this pricing supplement for additional information.

The Securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Additional Information about JPMorgan Chase & Co. and the Securities

This pricing supplement relates to five (5) separate Security offerings. Each issue of the offered Securities is linked to one, and only one, Underlying Stock. The purchaser of a Security will acquire a security linked to a single Underlying Stock (not to a basket or index that includes the other Underlying Stock). You may participate in any of the five (5) Security offerings or, at your election, in two or more of the offerings. While each Security offering relates only to a single Underlying Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Underlying Stock (or the other Underlying Stock) or as to the suitability of an investment in the Securities.

You should read this pricing supplement together with the prospectus dated November 7, 2014, as supplemented by the prospectus supplement dated November 7, 2014, relating to our Series E medium-term notes of which these Securities are a part, and the more detailed information contained in product supplement no. UBS-1a-I dated November 7, 2014. This pricing supplement, together with the documents listed below, contains the terms of the Securities, supplements the free writing prospectus related hereto and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the accompanying product supplement no. UBS-1a-I, as the Securities involve risks not associated with conventional debt securities.

You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

♦	Product supplement no. UBS-1a-I dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008409/e61360_424b2.pdf
♦	Prospectus supplement dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf
♦	Prospectus dated November 7, 2014: http://www.sec.gov/Archives/edgar/data/19617/000089109214008397/e61348_424b2.pdf

As used in this pricing supplement, the "issuer," "JPMorgan Chase," "we," "us" and "our" refer to JPMorgan Chase & Co.

Investor Suitability

The Securities may be suitable for you if, among other considerations:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the applicable Underlying Stock.

♦You accept that you may not receive a Contingent Coupon on some or all of the Coupon Payment Dates.

♦You believe the applicable Underlying Stock will close at or above the applicable Coupon Barrier on the Observation Dates and the applicable Trigger Price on the Final Valuation Date.

♦You believe the applicable Underlying Stock will close at or above the applicable Initial Price on one of the specified Observation Dates.

♦You understand and accept that you will not participate in any appreciation in the price of the applicable Underlying Stock and that your potential return is limited to the applicable Contingent Coupons.

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the applicable Underlying Stock.

♦You are willing to invest in the Securities based on the applicable Contingent Coupon Rate indicated on the cover hereof.

♦You do not seek guaranteed current income from this investment and are willing to forgo dividends paid on the applicable Underlying Stock.

♦You are willing to invest in securities that may be called early or you are otherwise willing to hold such securities to maturity.

♦You accept that there may be little or no secondary market for the Securities and that any secondary market will depend in large part on the price, if any, at which JPMS is willing to trade the Securities.

♦You are willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, and understand that if JPMorgan Chase defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You cannot tolerate a loss of all or a substantial portion of your investment and are unwilling to make an investment that may have the same downside market risk as an investment in the applicable Underlying Stock.

♦You require an investment designed to provide a full return of principal at maturity.

♦You do not accept that you may not receive a Contingent Coupon on some or all of the Coupon Payment Dates.

♦You believe that the price of the applicable Underlying Stock will decline during the term of the Securities and is likely to close below the applicable Coupon Barrier on the Observation Dates and the applicable Trigger Price on the Final Valuation Date.

♦You seek an investment that participates in the full appreciation in the price of the applicable Underlying Stock or that has unlimited return potential.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the applicable Underlying Stock.

♦You are not willing to invest in the Securities based on the applicable Contingent Coupon Rate indicated on the cover hereof.

♦You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦You seek guaranteed current income from this investment or prefer to receive the dividends paid on the applicable Underlying Stock.

♦You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity, or you seek an investment for which there will be an active secondary market.

♦You are not willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the "Key Risks" beginning on page 6 of this pricing supplement and "Risk Factors" in the accompanying product supplement no. UBS-1a-I for risks related to an investment in the Securities.

Final Terms

Issuer	JPMorgan Chase & Co.
Issue Price	$10 per Security
Underlying Stock	Common shares of Urban Outfitters, Inc. Class A common stock of Under Armour, Inc. Common stock of Activision Blizzard Common stock of Amazon.com, Inc. Common stock of Yahoo! Inc.
Principal Amount	$10 per Security (subject to a minimum purchase of 100 Securities or $1,000)
Term	18 months, unless called earlier.
Automatic Call Feature	The Securities will be called automatically if the closing price of one share of the applicable Underlying Stock on any Observation Date is equal to or greater than the applicable Initial Price. If the Securities are called, JPMorgan Chase will pay you on the applicable Call Settlement Date a cash payment per Security equal to the principal amount plus the applicable Contingent Coupon otherwise due for the applicable Observation Date, and no further payments will be made on the Securities.
Contingent Coupon

If the closing price of one share of the applicable Underlying Stock is equal to or greater than the applicable Coupon Barrier on any Observation Date, we will pay you the applicable Contingent Coupon for that Observation Date on the relevant Coupon Payment Date.

If the closing price of one share of the applicable Underlying Stock is less than the applicable Coupon Barrier on any Observation Date, the applicable Contingent Coupon for that Observation Date will not accrue or be payable, and we will not make any payment to you on the relevant Coupon Payment Date.

Each Contingent Coupon will be a fixed amount based on equal quarterly installments at the applicable Contingent Coupon Rate, which is a per annum rate. The table below sets forth each Observation Date and the relevant Contingent Coupon for each Security. The table below reflects the Contingent Coupon Rate of (i) 11.60% per annum for Securities linked to the common shares of Urban Outfitters, Inc., (ii) 11.40% per annum for Securities linked to the Class A common stock of Under Armour, Inc., (iii) 11.35% per annum for Securities linked to the common stock of Activision Blizzard, (iv) 11.50% per annum for Securities linked to the common stock of Amazon.com, Inc. and (v) 12.05% per annum for Securities linked to the common stock of Yahoo! Inc.. (per $10 Security)

Contingent Coupon payments on the Securities are not guaranteed. We will not pay you the applicable Contingent Coupon for any Observation Date on which the closing price of one share of the applicable Underlying Stock is less than the applicable Coupon Barrier.
Observation Dates	Coupon Payment Dates	Urban Outfitters, Inc.	Under Armour, Inc.	Activision Blizzard	Amazon.com, Inc.	Yahoo! Inc.
February 17, 2015	February 19, 2015	$0.2900	$0.2850	$0.2838	$0.2875	$0.3013
May 14, 2015	May 18, 2015	$0.2900	$0.2850	$0.2838	$0.2875	$0.3013
August 14, 2015	August 18, 2015	$0.2900	$0.2850	$0.2838	$0.2875	$0.3013
November 16, 2015	November 18, 2015	$0.2900	$0.2850	$0.2838	$0.2875	$0.3013
February 16, 2016	February 18, 2016	$0.2900	$0.2850	$0.2838	$0.2875	$0.3013
May 16, 2016	May 20, 2016	$0.2900	$0.2850	$0.2838	$0.2875	$0.3013
(Final Valuation Date)	(Maturity Date)
Contingent Coupon payments on the Securities are not guaranteed. We will not pay you the applicable Contingent Coupon for any Observation Date on which the closing price of one share of the applicable Reference Stock is less than the applicable Coupon Barrier
Contingent Coupon Rate	The Contingent Coupon Rate is (i) 11.60% per annum for Securities linked to the common shares of Urban Outfitters, Inc., (ii) 11.40% per annum for Securities linked to the Class A common stock of Under Armour, Inc., (iii) 11.35% per annum for Securities linked to the common stock of Activision Blizzard, (iv) 11.50% per annum for Securities linked to the common stock of Amazon.com, Inc. and (v) 12.05% per annum for Securities linked to the common stock of Yahoo! Inc..
Coupon Payment Dates[1]	2nd business day following the applicable Observation Date, except that the Coupon Payment Date for the Final Valuation Date is the Maturity Date
Call Settlement Dates[1]	First Coupon Payment Date following the applicable Observation Date
Payment at Maturity (per $10 Security)

If the Securities are not automatically called and the applicable Final Price is equal to or greater than the applicable Trigger Price and the applicable Coupon Barrier, we will pay you a cash payment at maturity per $10 principal amount Security equal to $10 plus the applicable Contingent Coupon otherwise due on the Maturity Date.

If the Securities are not automatically called and the applicable Final Price is less than the applicable Trigger Price and the applicable Coupon Barrier, we will pay you a cash payment at maturity that is less than $10 per $10 principal amount Security resulting in a loss on your principal amount proportionate to the negative Stock Return, equal to:

$10 × (1 + Stock Return)

Stock Return	(Final Price - Initial Price) Initial Price
Initial Price[2]	The closing price of one share of the applicable Underlying Stock on the Trade Date, which was $30.85 for Securities linked to the common shares of Urban Outfitters, Inc., $69.15 for Securities linked to the Class A common stock of Under Armour, Inc., $20.10 for Securities linked to the common stock of Activision Blizzard, $327.82 for Securities linked to the common stock of Amazon.com, Inc. and $51.75 for Securities linked to the common stock of Yahoo! Inc.
Final Price	The closing price of one share of the applicable Underlying Stock on the Final Valuation Date
Trigger Price[2]	For Securities linked to the common shares of Urban Outfitters, Inc.: $24.68, which is 80% of its Initial Price
For Securities linked to the Class A common stock of Under Armour, Inc.: $51.86, which is 75% of its Initial Price
For Securities linked to the common stock of Activision Blizzard: $16.08, which is 80% of its Initial Price
For Securities linked to the common stock of Amazon.com, Inc.: $262.26, which is 80% of its Initial Price
For Securities linked to the common stock of Yahoo! Inc.: $38.81, which is 75% of its Initial Price
Coupon Barrier[2]	For Securities linked to the common shares of Urban Outfitters, Inc.: $24.68, which is 80% of its Initial Price
For Securities linked to the Class A common stock of Under Armour, Inc.: $51.86, which is 75% of its Initial Price
For Securities linked to the common stock of Activision Blizzard: $16.08, which is 80% of its Initial Price
For Securities linked to the common stock of Amazon.com, Inc.: $262.26, which is 80% of its Initial Price
For Securities linked to the common stock of Yahoo! Inc.: $38.81, which is 75% of its Initial Price

[1]	See footnote 1 under "Key Dates" on the front cover
[2]	The closing price of the applicable Underlying Stock is subject to adjustments, in the sole discretion of the calculation agent, in the case of certain corporate events described in the accompanying product supplement no. UBS-1a-I under "The Underlyings — Underlying Stocks — Anti-Dilution Adjustments" and "The Underlyings — Underlying Stocks — Reorganization Events." The Trigger Price and coupon Barrier for each Underlying Stock may be rounded up to the nearest cent.

Investment Timeline

Trade Date	The closing price of one share of the applicable Underlying Stock (Initial Price), the applicable Trigger Price and the applicable Coupon Barrier are determined, in each case subject to adjustments, and the applicable Contingent Coupon Rate is finalized.

Quarterly

If the closing price of one share of the applicable Underlying Stock is equal to or greater than the applicable Coupon Barrier on any Observation Date, JPMorgan Chase will pay you a Contingent Coupon on the applicable Coupon Payment Date.

The Securities will also be called if the closing price of one share of the applicable Underlying Stock on any Observation Date is equal to or greater than the applicable Initial Price. If the Securities are called, JPMorgan Chase will pay you a cash payment per Security equal to the principal amount plus the applicable Contingent Coupon otherwise due for the applicable Observation Date, and no further payments will be made on the Securities.

Maturity Date

The applicable Final Price is determined as of the Final Valuation Date.

If the Securities have not been called and the applicable Final Price is equal to or greater than the applicable Trigger Price and the applicable Coupon Barrier, at maturity JPMorgan Chase will repay the principal amount equal to $10.00 per Security plus the applicable Contingent Coupon otherwise due on the Maturity Date.

If the Securities have not been called and the applicable Final Price is less than the applicable Trigger Price and the applicable Coupon Barrier, JPMorgan Chase will repay less than the principal amount, if anything, at maturity, resulting in a loss on your principal amount proportionate to the decline of the applicable Underlying Stock, equal to a return of:

$10 × (1 + Stock Return) per Security

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF JPMORGAN CHASE. IF JPMORGAN CHASE WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

What Are the Tax Consequences of the Securities?

You should review carefully the section entitled "Material U.S. Federal Income Tax Consequences" in the accompanying product supplement no. UBS-1a-I. In determining our reporting responsibilities we intend to treat (i) the Securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Coupons as ordinary income, as described in the section entitled "Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons" in the accompanying product supplement no. UBS-1a-I. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the Internal Revenue Service (the "IRS") or a court may adopt.

Sale, Exchange or Redemption of a Security. Assuming the treatment described above is respected, upon a sale or exchange of the Securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire the Securities (assuming Contingent Coupons are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the Securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the Securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your Securities between the time your right to a Contingent Coupon is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the Contingent Coupon. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to an Observation Date but that can be attributed to an expected Contingent Coupon payment could be treated as ordinary income. You should consult your tax adviser regarding this issue.

As described above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the Securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Coupons is uncertain, and although we believe it is reasonable to take a position that Contingent Coupons are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), a withholding agent may nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction of that rate under an applicable income tax treaty), unless income from your Securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States).

In addition, withholding under legislation commonly referred to as "FATCA" could apply to amounts paid with respect to the Securities. You should consult your tax adviser regarding the potential application of FATCA to the Securities.

In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are not a United States person, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities in light of your particular circumstances.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the applicable Underlying Stock. These risks are explained in more detail in the "Risk Factors" section of the accompanying product supplement no. UBS-1a-I. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

Risks Relating to the Securities Generally

♦	Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that JPMorgan Chase will not necessarily repay the full principal amount of the Securities. If the Securities are not called and the closing price of one share of the applicable Underlying Stock has declined below the applicable Trigger Price on the Final Valuation Date, you will be fully exposed to any depreciation in the closing price of one share of the applicable Underlying Stock from the applicable Initial Price to the applicable Final Price and JPMorgan Chase will repay less than the full principal amount at maturity, resulting in a loss of principal that is proportionate to the negative Stock Return. Under these circumstances, you will lose 1% of your principal for every 1% that the applicable Final Price is less than the applicable Initial Price and could lose your entire principal amount. As a result, your investment in the Securities may not perform as well as an investment in a security that does not have the potential for full downside exposure to the applicable Underlying Stock at maturity.
♦	Credit Risk of JPMorgan Chase & Co. — The Securities are unsecured and unsubordinated debt obligations of the issuer, JPMorgan Chase & Co., and will rank pari passu with all of our other unsecured and unsubordinated obligations. The Securities are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of JPMorgan Chase & Co. to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of JPMorgan Chase & Co. may affect the market value of the Securities and, in the event JPMorgan Chase & Co. were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
♦	You Are Not Guaranteed Any Contingent Coupons — We will not necessarily make periodic coupon payments on the Securities. If the closing price of one share of the applicable Underlying Stock on an Observation Date is less than the applicable Coupon Barrier, we will not pay you the applicable Contingent Coupon for that Observation Date and the applicable Contingent Coupon that would otherwise be payable will not be accrued and will be lost. If the closing price of one share of the applicable Underlying Stock is less than the applicable Coupon Barrier on each of the Observation Dates, we will not pay you any Contingent Coupon during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the Contingent Coupon coincides with a period of greater risk of principal loss on your Securities.
♦	Limited Return on the Securities and You Will Not Participate in Any Appreciation of the Applicable Underlying Stock — The return potential of the Securities is limited to the specified Contingent Coupon Rate, regardless of the appreciation in the closing price of one share of the applicable Underlying Stock, which may be significant. In addition, the total return on the Securities will vary based on the number of Observation Dates on which the requirements for a Contingent Coupon have been met prior to maturity or an automatic call. Further, if the Securities are called, you will not receive any Contingent Coupons or any other payments in respect of any Observation Dates after the applicable Call Settlement Date. Because the Securities could be called as early as the first Observation Date, the total return on the Securities could be minimal. If the Securities are not called, you may be subject to the applicable Underlying Stock's risk of decline even though you were not able to participate in any potential appreciation in the price of the applicable Underlying Stock. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the applicable Underlying Stock. In addition, if the Securities are not called and the applicable Final Price is below the applicable Trigger Price, you will have a loss on your principal amount and the overall return on the Securities may be less than the amount that would be paid on a conventional debt security of JPMorgan Chase of comparable maturity.
♦	Contingent Repayment of Principal Applies Only If You Hold the Securities to Maturity — If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if the applicable stock price is above the applicable Trigger Price. If by maturity the Securities have not been called, either JPMorgan Chase will repay you the full principal amount per Security plus the applicable Contingent Coupon, or if the price of one share of the applicable Underlying Stock closes below the applicable Trigger Price on the Final Valuation Date, JPMorgan Chase will repay less than the principal amount, if anything, at maturity, resulting in a loss on your principal amount that is proportionate to the decline in the closing price of one share of the applicable Underlying Stock from the Trade Date to the Final Valuation Date. This contingent repayment of principal applies only if you hold your Securities to maturity.
♦	The Probability That the Applicable Final Price Will Fall Below the Applicable Trigger Price on the Final Valuation Date Will Depend on the Volatility of the Applicable Underlying Stock — "Volatility" refers to the frequency and magnitude of changes in the price of one share of the applicable Underlying Stock. Greater expected volatility with respect to the applicable Underlying Stock reflects a higher expectation as of the Trade Date that the price of one share of that Underlying Stock could close below its Coupon Barrier on any Observation Date, resulting in the loss of one or more Contingent Coupons or below its Trigger Price on the Final Valuation Date of the Securities, resulting in the loss of some or all of your investment. In addition, each Contingent Coupon Rate is a fixed rate and depends in part on this expected volatility. A higher Contingent Coupon Rate is generally associated with greater expected volatility. However, a stock's volatility can change significantly over the term of the Securities. The closing price of one share of the applicable Underlying Stock for your Securities could fall sharply, which could result in a loss of one or more Contingent Coupons and a significant loss of principal.

♦	Reinvestment Risk — If your Securities are called early, the holding period over which you would have the opportunity to receive any Contingent Coupons could be as short as three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return and/or with a comparable interest rate for a similar level of risk in the event the Securities are called prior to the maturity date.
♦	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities and making the assumptions used to determine the pricing of the Securities and the estimated value of the Securities when the terms of the Securities are set, which we refer to as JPMS's estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the Securities and the value of the Securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the Securities could result in substantial returns for us or our affiliates while the value of the Securities declines. Please refer to "Risk Factors — Risks Relating to Conflicts of Interest" in the accompanying product supplement no. UBS-1a-I for additional information about these risks. We and/or our affiliates may also currently or from time to time engage in business with the issuer of the applicable Underlying Stock, including extending loans to, or making equity investments in, the issuer of the applicable Underlying Stock or providing advisory services to the issuer of the applicable Underlying Stock. As a prospective purchaser of the Securities, you should undertake an independent investigation of the issuer of the applicable Underlying Stock as in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.
♦	Each Contingent Coupon Is Based Solely on the Closing Price of One Share of the Applicable Underlying Stock on the Applicable Observation Date — Whether a Contingent Coupon will be payable with respect to an Observation Date will be based solely on the closing price of one share of the applicable Underlying Stock on that Observation Date. As a result, you will not know whether you will receive a Contingent Coupon until the related Observation Date. Moreover, because each Contingent Coupon is based solely on the closing price of one share of the applicable Underlying Stock on the applicable Observation Date, if that closing price is less than the applicable Coupon Barrier, you will not receive any Contingent Coupon with respect to that Observation Date, even if the closing price of one share of the applicable Underlying Stock was higher on other days during the period before that Observation Date.
♦	Single Stock Risk — The price of the applicable Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information regarding each Underlying Stock and its issuer, please see "The Underlying Stocks" and the section applicable to each Underlying Stock issuer in this pricing supplement and the respective issuer's SEC filings referred to in those sections. We urge you to review financial and other information filed periodically with the SEC by the applicable Underlying Stock issuer.
♦	JPMS's Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — JPMS's estimated value is only an estimate using several factors. The original issue price of the Securities exceeds JPMS's estimated value of the applicable Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. See "JPMS's Estimated Value of the Securities" in this pricing supplement.
♦	JPMS's Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others' Estimates — JPMS's estimated value of the applicable Securities is determined by reference to JPMS's internal pricing models when the terms of the Securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and JPMS's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for Securities that are greater than or less than JPMS's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Securities from you in secondary market transactions. See "JPMS's Estimated Value of the Securities" in this pricing supplement.
♦	JPMS's Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt — The internal funding rate used in the determination of JPMS's estimated value of the applicable Securities generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the Securities and any secondary market prices of the Securities. See "JPMS's Estimated Value of the Securities" in this pricing supplement.
♦	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS's Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See "Secondary Market Prices of the Securities" in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your Securities during this initial period may be lower than the value of the Securities as published by JPMS (and which may be shown on your customer account statements).
♦	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the Securities will likely be lower than the original issue price of the Securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Securities. As a result, the price, if any, at which JPMS will be willing to buy Securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Securities.
The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity. See "— Lack of Liquidity" below.
♦	Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors — The secondary market price of the Securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of the applicable Underlying Stock, including:
♦	any actual or potential change in our creditworthiness or credit spreads;
♦	customary bid-ask spreads for similarly sized trades;
♦	secondary market credit spreads for structured debt issuances;
♦	the actual and expected volatility in the closing price of one share of the applicable Underlying Stock;
♦	the time to maturity of the Securities;
♦	the likelihood of an automatic call being triggered;
♦	the dividend rate on the applicable Underlying Stock;
♦	the occurrence of certain events affecting the issuer of the applicable Underlying Stock that may or may not require an adjustment to the applicable Initial Price and applicable Trigger Price and Coupon Barrier, including a merger or acquisition;
♦	interest and yield rates in the market generally; and
♦	a variety of other economic, financial, political, regulatory and judicial events.
Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Securities, if any, at which JPMS may be willing to purchase your Securities in the secondary market.
♦	No Dividend Payments or Voting Rights in the Applicable Underlying Stock — As a holder of the Securities, you will not have any ownership interest or rights in the applicable Underlying Stock, such as voting rights or dividend payments. In addition, the issuer of the applicable Underlying Stock will not have any obligation to consider your interests as a holder of the Securities in taking any corporate action that might affect the value of the applicable Underlying Stock and the Securities.
♦	No Affiliation with the Applicable Underlying Stock Issuer — We are not affiliated with the issuer of the applicable Underlying Stock. We have not independently verified any of the information about the applicable Underlying Stock issuer contained in this pricing supplement or in product supplement no. UBS-1a-I. You should make your own investigation into the applicable Underlying Stock and its issuer. We are not responsible for the applicable Underlying Stock issuer's public disclosure of information, whether contained in SEC filings or otherwise.
♦	No Assurances That the Investment View Implicit in the Securities Will Be Successful — While the Securities are structured to provide for Contingent Coupons if the applicable Underlying Stock does not close below the applicable Coupon Barrier on the Observation Dates, we cannot assure you of the economic environment during the term or at maturity of your Securities.
♦	Lack of Liquidity — The Securities will not be listed on any securities exchange. JPMS intends to offer to purchase the Securities in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which JPMS is willing to buy the Securities.
♦	Anti-Dilution Protection Is Limited and May Be Discretionary — Although the calculation agent will adjust the closing price of the applicable Underlying Stock for certain corporate events (such as stock splits and stock dividends) affecting the applicable Underlying Stock, the calculation agent is not required to make an adjustment for every corporate event that can affect the applicable Underlying Stock. If an event occurs that does not require the calculation agent to adjust the applicable closing price, the market value of your Securities and the payment on any Coupon Payment Date, upon an automatic call or at maturity may be materially and adversely affected. You should also be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from what is described in the accompanying product supplement as it deems necessary to ensure an equitable result. Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the Securities in making these determinations.

♦	Potentially Inconsistent Research, Opinions or Recommendations by JPMS, UBS or Their Affiliates — JPMS, UBS or their affiliates may publish research, express opinions or provide recommendations (for example, with respect to the issuer of the applicable Underlying Stock) that are inconsistent with investing in or holding the Securities, and that may be revised at any time. Any such research, opinions or recommendations may or may not recommend that investors buy or hold the applicable Underlying Stock and could affect the value of the applicable Underlying Stock, and therefore the market value of the Securities.
♦	Tax Treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation.
♦	Potential JPMorgan Chase & Co. Impact on the Market Price of the Applicable Underlying Stock — Trading or transactions by JPMorgan Chase & Co. or its affiliates in the applicable Underlying Stock and/or over-the-counter options, futures or other instruments with returns linked to the performance of the applicable Underlying Stock may adversely affect the market price of the applicable Underlying Stock and, therefore, the market value of the Securities.

Hypothetical Examples

The examples below illustrate the hypothetical payments on a Coupon Payment Date, upon an automatic call or at maturity under different hypothetical scenarios for a $10.00 Security on an offering of the Securities linked to a hypothetical Underlying Stock with the following assumptions (amounts have been rounded for ease of reference):

Principal Amount:	$10.00
Term:	Approximately 18 months (unless earlier called)
Initial Price:	$50.00
Contingent Coupon Rate:	6.00%* per annum (or 1.50% per quarter)
Observation Dates:	Quarterly
Trigger Price:	$40.00 (which is 80.00% of the hypothetical Initial Price)
Coupon Barrier:	$40.00 (which is 80.00% of the hypothetical Initial Price)

*	The actual terms for each Security have been finalized on the Trade Date and may be different from the hypothetical terms set forth above. The actual Contingent Coupon Rate and the actual Trigger Level and Coupon Barrier applicable to your Securities may be different from the hypothetical terms set forth above and the actual value of any Contingent Coupon payments you will receive over the term of the Securities and the actual value of the payment upon automatic call or at maturity may be more or less than the amounts displayed in these hypothetical scenarios. The actual terms for each Security are specified on the cover of this pricing supplement.

The examples below are purely hypothetical and are not based on any specific offering of Securities linked to any specific Underlying Stock. These examples are intended to illustrate how the value of any payment on the Securities will depend on the closing price on the Observation Dates.

Example 1 — Securities Are Called on the First Observation Date

Date	Closing Price	Payment (per Security)
First Observation Date	$55.00 (at or above Initial Price)	$10.15 (Payment upon Automatic Call)
	Total Payment:	$10.15 (1.50% return)

Because the Securities are called on the first Observation Date, we will pay you on the applicable Call Settlement Date a total of $10.15 per Security, reflecting your principal amount plus the applicable Contingent Coupon for a 1.50% total return on the Securities. No further amounts will be owed on the Securities.

Example 2 — Securities Are Called on the Third Observation Date

Date	Closing Price	Payment (per Security)
First Observation Date	$45.00 (at or above Coupon Barrier; below Initial Price)	$0.15 (Contingent Coupon)
Second Observation Date	$40.00 (at or above Coupon Barrier; below Initial Price)	$0.15 (Contingent Coupon)
Third Observation Date	$55.00 (at or above Initial Price)	$10.15 (Payment upon Automatic Call)
	Total Payment:	$10.45 (4.50% return)

Because the Securities are called on the third Observation Date, we will pay you on the applicable Call Settlement Date a total of $10.15 per Security, reflecting your principal amount plus the applicable Contingent Coupon. When that amount is added to the Contingent Coupon payments of $0.30 received in respect of prior Observation Dates, we will have paid you a total of $10.45 per Security for a 4.50% total return on the Securities. No further amounts will be owed on the Securities.

Example 3— Securities Are NOT Called and the Final Price Is at or above the Trigger Price and the Coupon Barrier

Date	Closing Price	Payment (per Security)
First Observation Date	$44.00 (at or above Coupon Barrier; below Initial Price)	$0.15 (Contingent Coupon)
Second Observation Date	$38.00 (below Coupon Barrier)	$0.00
Third Observation Date	$36.00 (below Coupon Barrier)	$0.00
Fourth Observation Date	$38.00 (below Coupon Barrier)	$0.00
Fifth Observation Date	$36.00 (below Coupon Barrier)	$0.00
Final Valuation Date	$44.00 (at or above Trigger Price and Coupon Barrier; below Initial Price)	$10.15 (Payment at Maturity)
	Total Payment:	$10.30 (3.00% return)

At maturity, we will pay you a total of $10.15 per Security, reflecting your principal amount plus the applicable Contingent Coupon. When that amount is added to the Contingent Coupon payment of $0.15 received in respect of prior Observation Dates, we will have paid you a total of $10.30 per Security for a 3.00% total return on the Securities.

Example 4— Securities Are NOT Called and the Final Price Is below the Trigger Price and the Coupon Barrier

Date	Closing Price	Payment (per Security)
First Observation Date	$44.00 (at or above Coupon Barrier; below Initial Price)	$0.15 (Contingent Coupon)
Second Observation Date	$42.00 (at or above Coupon Barrier; below Initial Price)	$0.15 (Contingent Coupon)
Third Observation Date	$44.00 (at or above Coupon Barrier; below Initial Price)	$0.15 (Contingent Coupon)
Fourth Observation Date	$42.00 (at or above Coupon Barrier; below Initial Price)	$0.15 (Contingent Coupon)
Fifth Observation Date	$44.00 (at or above Coupon Barrier; below Initial Price)	$0.15 (Contingent Coupon)
Final Valuation Date	$35.00 (below Trigger Price and Coupon Barrier)	$10.00 × (1 + Stock Return) = $10.00 × (1 + -30%) = $10.00 × 70% = $7.00 (Payment at Maturity)
	Total Payment:	$7.75 (-22.50% return)

Because the Securities are not called and the Final Price is below the Trigger Price and the Coupon Barrier, at maturity we will pay you $7.00 per Security. When that amount is added to the Contingent Coupon payments of $0.75 received in respect of prior Observation Dates, we will have paid you $7.75 per Security for a loss on the Securities of 22.50%.

Example 5— Securities Are NOT Called and the Final Price Is below the Trigger Price and the Coupon Barrier

Date	Closing Price	Payment (per Security)
First Observation Date	$38.00 (below Coupon Barrier)	$0.00
Second Observation Date	$32.00 (below Coupon Barrier)	$0.00
Third Observation Date	$28.00 (below Coupon Barrier)	$0.00
Fourth Observation Date	$32.00 (below Coupon Barrier)	$0.00
Fifth Observation Date	$28.00 (below Coupon Barrier)	$0.00
Final Valuation Date	$25.00 (below Trigger Price and Coupon Barrier)	$10.00 × (1 + Stock Return) = $10.00 × (1 + -50%) = $10.00 × 50% = $5.00 (Payment at Maturity)
	Total Payment:	$5.00 (-50.00% return)

Because the Securities are not called and the Final Price is below the Trigger Price and the Coupon Barrier, at maturity we will pay you $5.00 per Security for a loss on the Securities of 50.00%. Because there is no Contingent Coupon paid during the term of the Securities, that represents the total payment on the Securities.

The hypothetical returns and hypothetical payments on the Securities shown above apply only if you hold the Securities for their entire term or until called. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

The Underlying Stocks

Included on the following pages is a brief description of the issuers of the Underlying Stocks. This information has been obtained from publicly available sources, without independent verification. Set forth below is a table that provides the quarterly high and low closing prices of one share of each Underlying Stock. Except as specified below, the information given below is for the four calendar quarters in each of 2009, 2010, 2011, 2012 and 2013 and the first, second and third calendar quarters of 2014. Partial data is provided for the fourth calendar quarter of 2014. We obtained the closing price information set forth below from the Bloomberg Professional® service ("Bloomberg"), without independent verification. You should not take the historical prices of any Underlying Stock as an indication of future performance.

Each of the Underlying Stocks is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the issuer of each Underlying Stock with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC's web site is http://www.sec.gov. Information filed with the SEC by the issuer of each Underlying Stock under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates. We do not make any representation that these publicly available documents are accurate or complete.

Urban Outfitters, Inc.

According to its publicly available filings with the SEC, Urban Outfitters, Inc., which we refer to as Urban Outfitters, is a lifestyle specialty retail company. The common shares of Urban Outfitters, par value $0.0001 per share (Bloomberg ticker: URBN), is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Urban Outfitters in the accompanying product supplement no. UBS-1a-I. Urban Outfitters' SEC file number is 000-22754.

Historical Information Regarding the Common Shares of Urban Outfitters

The following table sets forth the quarterly high and low closing prices of one common share of Urban Outfitters, based on daily closing prices on the primary exchange for Urban Outfitters, as reported by Bloomberg. The closing price of one common share of Urban Outfitters on November 14, 2014 was $30.85. We obtained the closing prices and other information below from Bloomberg, without independent verification. The closing prices and this other information may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of one common share of Urban Outfitters has experienced significant fluctuations. The historical performance of the common shares of Urban Outfitters should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one common share of Urban Outfitters during the term of the Securities. We cannot give you assurance that the performance of the common shares of Urban Outfitters will result in the return of any of your principal. We make no representation as to the amount of dividends, if any, that Urban Outfitters will pay in the future. In any event, as an investor in the Securities, you will not be entitled to receive dividends, if any, that may be payable on the common shares of Urban Outfitters.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2009	3/31/2009		$18.69	$14.00	$16.37
4/1/2009	6/30/2009		$22.59	$15.35	$20.87
7/1/2009	9/30/2009		$31.68	$18.93	$30.17
10/1/2009	12/31/2009		$35.64	$28.91	$34.99
1/1/2010	3/31/2010		$38.13	$30.52	$38.03
4/1/2010	6/30/2010		$40.56	$34.39	$34.39
7/1/2010	9/30/2010		$35.28	$30.32	$31.44
10/1/2010	12/31/2010		$38.46	$29.28	$35.81
1/1/2011	3/31/2011		$38.50	$29.62	$29.83
4/1/2011	6/30/2011		$33.10	$28.15	$28.15
7/1/2011	9/30/2011		$33.57	$22.32	$22.32
10/1/2011	12/31/2011		$28.10	$21.90	$27.56
1/1/2012	3/31/2012		$29.72	$23.93	$29.11
4/1/2012	6/30/2012		$30.22	$25.56	$27.59
7/1/2012	9/30/2012		$39.82	$27.41	$37.56
10/1/2012	12/31/2012		$40.42	$34.82	$39.36
1/1/2013	3/31/2013		$43.62	$38.74	$38.74
4/1/2013	6/30/2013		$44.54	$38.41	$40.22
7/1/2013	9/30/2013		$43.83	$36.77	$36.77
10/1/2013	12/31/2013		$40.17	$35.06	$37.10
1/1/2014	3/31/2014		$38.01	$34.28	$36.47
4/1/2014	6/30/2014		$38.28	$32.52	$33.86
7/1/2014	9/30/2014		$40.26	$33.25	$36.70
10/1/2014	11/14/2014	*	$36.45	$29.62	$30.85

* As of the date of this pricing supplement, available information for the fourth calendar quarter of 2014 includes data for the period from October 1, 2014 through November 14, 2014. Accordingly, the "Quarterly Closing High," "Quarterly Closing Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the daily performance of the common shares of Urban Outfitters from January 2, 2004 through November 14, 2014, based on information from Bloomberg, without independent verification. The dotted line represents the Trigger Price and Coupon Barrier of $24.68, which is equal to 80% of the closing price on November 14, 2014.

Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Under Armour, Inc.

According to its publicly available filings with the SEC, Under Armour, Inc., which we refer to as Under Armour, develops, markets and distributes branded performance apparel, footwear and accessories for men, women and youth. The Class A common stock of Under Armour, par value $0.0003 1/3 per share (Bloomberg ticker: UA), is listed on the New York Stock Exchange, which we refer to as the relevant exchange for purposes of Under Armour in the accompanying product supplement no. UBS-1a-I. Under Armour's SEC file number is 001-33202.

Historical Information Regarding the Class A Common Stock of Under Armour

The following table sets forth the quarterly high and low closing prices of one share of the Class A common stock of Under Armour, based on daily closing prices on the primary exchange for Under Armour, as reported by Bloomberg. The closing price of one share of the Class A common stock of Under Armour on November 14, 2014 was $69.15. We obtained the closing prices and other information below from Bloomberg, without independent verification. The closing prices and this other information may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of one share of the Class A common stock of Under Armour has experienced significant fluctuations. The historical performance of the Class A common stock of Under Armour should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the Class A common stock of Under Armour during the term of the Securities. We cannot give you assurance that the performance of the Class A common stock of Under Armour will result in the return of any of your principal. We make no representation as to the amount of dividends, if any, that Under Armour will pay in the future. In any event, as an investor in the Securities, you will not be entitled to receive dividends, if any, that may be payable on the Class A common stock of Under Armour.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2009	3/31/2009		$6.54	$3.08	$4.11
4/1/2009	6/30/2009		$6.42	$4.03	$5.60
7/1/2009	9/30/2009		$7.67	$5.10	$6.96
10/1/2009	12/31/2009		$8.27	$6.38	$6.82
1/1/2010	3/31/2010		$7.70	$5.98	$7.35
4/1/2010	6/30/2010		$9.38	$7.55	$8.28
7/1/2010	9/30/2010		$11.38	$8.13	$11.26
10/1/2010	12/31/2010		$15.00	$11.11	$13.71
1/1/2011	3/31/2011		$17.45	$13.25	$17.01
4/1/2011	6/30/2011		$19.63	$15.63	$19.33
7/1/2011	9/30/2011		$20.60	$13.20	$16.60
10/1/2011	12/31/2011		$21.50	$16.14	$17.95
1/1/2012	3/31/2012		$24.74	$18.04	$23.50
4/1/2012	6/30/2012		$26.61	$22.25	$23.62
7/1/2012	9/30/2012		$30.02	$22.74	$27.92
10/1/2012	12/31/2012		$29.64	$23.71	$24.26
1/1/2013	3/31/2013		$25.60	$22.93	$25.60
4/1/2013	6/30/2013		$32.15	$25.28	$29.86
7/1/2013	9/30/2013		$40.58	$29.91	$39.72
10/1/2013	12/31/2013		$43.48	$38.18	$43.65
1/1/2014	3/31/2014		$62.22	$41.00	$57.32
4/1/2014	6/30/2014		$59.65	$46.24	$59.49
7/1/2014	9/30/2014		$72.69	$57.00	$69.10
10/1/2014	11/14/2014	*	$69.15	$61.64	$69.15

* As of the date of this pricing supplement, available information for the fourth calendar quarter of 2014 includes data for the period from October 1, 2014 through November 14, 2014. Accordingly, the "Quarterly Closing High," "Quarterly Closing Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the daily performance of the Class A common stock of Under Armour from December 18, 2006 through November 14, 2014, based on information from Bloomberg, without independent verification. The Class A common stock of Under Armour, Inc. began trading on the New York Stock Exchange on December 18, 2006 and therefore has a limited performance history. The dotted line represents the Trigger Price and Coupon Barrier of $51.86, which is equal to 75% of the closing price on November 14, 2014.

Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Activision Blizzard

According to its publicly available filings with the SEC, Activision Blizzard, which we refer to as Activision, is a publisher of online, personal computer, mobile and tablet games. The common stock of Activision, par value $0.000001 per share (Bloomberg ticker: ATVI), is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Activision in the accompanying product supplement no. UBS-1a-I. Activision's SEC file number is 001-15839.

Historical Information Regarding the Common Stock of Activision

The following table sets forth the quarterly high and low closing prices of one share of the common stock of Activision, based on daily closing prices on the primary exchange for Activision, as reported by Bloomberg. The closing price of one share of the common stock of Activision on November 14, 2014 was $20.10. We obtained the closing prices and other information below from Bloomberg, without independent verification. The closing prices and this other information may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of one share of the common stock of Activision has experienced significant fluctuations. The historical performance of the common stock of Activision should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of Activision during the term of the Securities. We cannot give you assurance that the performance of the common stock of Activision will result in the return of any of your principal. We make no representation as to the amount of dividends, if any, that Activision will pay in the future. In any event, as an investor in the Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Activision.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2009	3/31/2009		$10.92	$8.18	$10.46
4/1/2009	6/30/2009		$13.01	$10.00	$12.63
7/1/2009	9/30/2009		$12.78	$11.25	$12.39
10/1/2009	12/31/2009		$12.89	$10.37	$11.11
1/1/2010	3/31/2010		$12.06	$10.01	$12.06
4/1/2010	6/30/2010		$12.50	$10.24	$10.49
7/1/2010	9/30/2010		$11.95	$10.50	$10.82
10/1/2010	12/31/2010		$12.57	$10.87	$12.44
1/1/2011	3/31/2011		$12.53	$10.45	$10.97
4/1/2011	6/30/2011		$11.99	$10.86	$11.68
7/1/2011	9/30/2011		$12.18	$10.43	$11.90
10/1/2011	12/31/2011		$13.93	$11.65	$12.32
1/1/2012	3/31/2012		$12.86	$11.67	$12.82
4/1/2012	6/30/2012		$12.87	$11.38	$11.99
7/1/2012	9/30/2012		$12.50	$11.12	$11.28
10/1/2012	12/31/2012		$11.58	$10.56	$10.62
1/1/2013	3/31/2013		$15.04	$10.93	$14.57
4/1/2013	6/30/2013		$15.75	$13.49	$14.26
7/1/2013	9/30/2013		$18.27	$14.28	$16.67
10/1/2013	12/31/2013		$18.17	$16.28	$17.83
1/1/2014	3/31/2014		$21.23	$16.67	$20.44
4/1/2014	6/30/2014		$22.30	$19.04	$22.30
7/1/2014	9/30/2014		$24.02	$20.79	$20.79
10/1/2014	11/14/2014	*	$20.92	$18.21	$20.10

* As of the date of this pricing supplement, available information for the fourth calendar quarter of 2014 includes data for the period from October 1, 2014 through November 14, 2014. Accordingly, the "Quarterly Closing High," "Quarterly Closing Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the daily performance of the common stock of Activision from January 2, 2004 through November 14, 2014, based on information from Bloomberg, without independent verification. The dotted line represents the Trigger Price and Coupon Barrier of $16.08, which is equal to 80% of the closing price on November 14, 2014.

Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Amazon.com, Inc.

According to its publicly available filings with the SEC, Amazon.com, Inc., which we refer to as Amazon.com, operates retail websites and offers programs that enable third parties to sell products on their websites. The common stock of Amazon.com, par value $0.01 per share (Bloomberg ticker: AMZN), is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Amazon.com in the accompanying product supplement no. UBS-1a-I. Amazon.com's SEC file number is 000-22513.

Historical Information Regarding the Common Stock of Amazon.com

The following table sets forth the quarterly high and low closing prices of one share of the common stock of Amazon.com, based on daily closing prices on the primary exchange for Amazon.com, as reported by Bloomberg. The closing price of one share of the common stock of Amazon.com on November 14, 2014 was $327.82. We obtained the closing prices and other information below from Bloomberg, without independent verification. The closing prices and this other information may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of one share of the common stock of Amazon.com has experienced significant fluctuations. The historical performance of the common stock of Amazon.com should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of Amazon.com during the term of the Securities. We cannot give you assurance that the performance of the common stock of Amazon.com will result in the return of any of your principal. We make no representation as to the amount of dividends, if any, that Amazon.com will pay in the future. In any event, as an investor in the Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Amazon.com.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2009	3/31/2009		$75.58	$48.44	$73.44
4/1/2009	6/30/2009		$87.56	$73.50	$83.66
7/1/2009	9/30/2009		$93.85	$75.63	$93.36
10/1/2009	12/31/2009		$142.25	$88.67	$134.52
1/1/2010	3/31/2010		$136.55	$116.00	$135.73
4/1/2010	6/30/2010		$150.09	$108.61	$109.26
7/1/2010	9/30/2010		$160.73	$109.14	$157.06
10/1/2010	12/31/2010		$184.76	$153.03	$180.00
1/1/2011	3/31/2011		$191.25	$160.97	$180.13
4/1/2011	6/30/2011		$206.07	$178.34	$204.49
7/1/2011	9/30/2011		$241.69	$177.79	$216.23
10/1/2011	12/31/2011		$246.71	$173.10	$173.10
1/1/2012	3/31/2012		$205.44	$175.93	$202.51
4/1/2012	6/30/2012		$231.90	$185.50	$228.35
7/1/2012	9/30/2012		$261.68	$215.36	$254.32
10/1/2012	12/31/2012		$261.50	$220.64	$251.14
1/1/2013	3/31/2013		$283.99	$253.39	$266.49
4/1/2013	6/30/2013		$281.76	$248.23	$277.69
7/1/2013	9/30/2013		$318.12	$280.93	$312.64
10/1/2013	12/31/2013		$404.39	$298.23	$398.79
1/1/2014	3/31/2014		$407.05	$336.52	$336.52
4/1/2014	6/30/2014		$342.99	$288.32	$324.78
7/1/2014	9/30/2014		$360.84	$307.06	$322.44
10/1/2014	11/14/2014	*	$327.82	$287.06	$327.82

* As of the date of this pricing supplement, available information for the fourth calendar quarter of 2014 includes data for the period from October 1, 2014 through November 14, 2014. Accordingly, the "Quarterly Closing High," "Quarterly Closing Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the daily performance of the common stock of Amazon.com from January 2, 2004 through November 14, 2014, based on information from Bloomberg, without independent verification. The dotted line represents the Trigger Price and Coupon Barrier of $262.26, which is equal to 80% of the closing price on November 14, 2014.

Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Yahoo! Inc.

According to its publicly available filings with the SEC, Yahoo! Inc., which we refer to as Yahoo, is a global technology company. The common stock of Yahoo, par value $0.001 per share (Bloomberg ticker: YHOO), is listed on The NASDAQ Stock Market, which we refer to as the relevant exchange for purposes of Yahoo in the accompanying product supplement no. UBS-1a-I. Yahoo's SEC file number is 000-28018.

Historical Information Regarding the Common Stock of Yahoo

The following table sets forth the quarterly high and low closing prices of one share of the common stock of Yahoo, based on daily closing prices on the primary exchange for Yahoo, as reported by Bloomberg. The closing price of one share of the common stock of Yahoo on November 14, 2014 was $51.75. We obtained the closing prices and other information below from Bloomberg, without independent verification. The closing prices and this other information may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the price of one share of the common stock of Yahoo has experienced significant fluctuations. The historical performance of the common stock of Yahoo should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of one share of the common stock of Yahoo during the term of the Securities. We cannot give you assurance that the performance of the common stock of Yahoo will result in the return of any of your principal. We make no representation as to the amount of dividends, if any, that Yahoo will pay in the future. In any event, as an investor in the Securities, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Yahoo.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2009	3/31/2009		$14.12	$11.01	$12.81
4/1/2009	6/30/2009		$16.67	$12.75	$15.66
7/1/2009	9/30/2009		$17.81	$14.18	$17.81
10/1/2009	12/31/2009		$17.67	$14.97	$16.78
1/1/2010	3/31/2010		$17.23	$14.79	$16.53
4/1/2010	6/30/2010		$18.97	$13.83	$13.83
7/1/2010	9/30/2010		$15.52	$13.08	$14.17
10/1/2010	12/31/2010		$17.02	$14.23	$16.63
1/1/2011	3/31/2011		$17.77	$15.58	$16.65
4/1/2011	6/30/2011		$18.65	$14.69	$15.04
7/1/2011	9/30/2011		$15.81	$11.09	$13.16
10/1/2011	12/31/2011		$16.71	$13.53	$16.13
1/1/2012	3/31/2012		$16.31	$14.42	$15.22
4/1/2012	6/30/2012		$15.83	$14.78	$15.83
7/1/2012	9/30/2012		$16.22	$14.65	$15.98
10/1/2012	12/31/2012		$19.90	$15.68	$19.90
1/1/2013	3/31/2013		$23.59	$18.99	$23.53
4/1/2013	6/30/2013		$27.30	$23.26	$25.11
7/1/2013	9/30/2013		$33.55	$24.99	$33.16
10/1/2013	12/31/2013		$40.85	$32.11	$40.44
1/1/2014	3/31/2014		$41.23	$34.89	$35.90
4/1/2014	6/30/2014		$36.94	$32.86	$35.13
7/1/2014	9/30/2014		$42.88	$33.21	$40.75
10/1/2014	11/14/2014	*	$51.75	$37.82	$51.75

* As of the date of this pricing supplement, available information for the fourth calendar quarter of 2014 includes data for the period from October 1, 2014 through November 14, 2014. Accordingly, the "Quarterly Closing High," "Quarterly Closing Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the daily performance of the common stock of Yahoo from January 2, 2004 through November 14, 2014, based on information from Bloomberg, without independent verification. The dotted line represents the Trigger Price and Coupon Barrier of $38.81, which is equal to 75% of the closing price on November 14, 2014.

Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Supplemental Underwriting Information

We have agreed to indemnify UBS and JPMS against liabilities under the Securities Act of 1933, as amended, or to contribute to payments that UBS may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We have agreed that UBS may sell all or a part of the Securities that it purchases from us to the public or its affiliates at the price to public indicated on the cover hereof.

Subject to regulatory constraints, JPMS intends to offer to purchase the Securities in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities, and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See "Supplemental Use of Proceeds" in this pricing supplement and "Use of Proceeds and Hedging" beginning on page PS-43 of the accompanying product supplement no. UBS-1a-I.

JPMS's Estimated Value of the Securities

For each offering of the Securities, JPMS's estimated value of the Securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Securities. JPMS's estimated value does not represent a minimum price at which JPMS would be willing to buy your Securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt." The value of the derivative or derivatives underlying the economic terms of the Securities is derived from JPMS's internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS's estimated value of the Securities is determined when the terms of the Securities are set based on market conditions and other relevant factors and assumptions existing at that time. See "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others' Estimates."

JPMS's estimated value of the Securities is lower than the original issue price of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions paid to UBS, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Securities. See "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities" in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the Securities, see "Key Risks — Risks Relating to the Securities Generally — Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors" in this pricing supplement. In addition, we generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately six months. The length of any such initial period reflects secondary market volumes for the Securities, the structure of the Securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Securities and when these costs are incurred, as determined by JPMS. See "Key Risks—Risks Relating to the Securities Generally — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS's Then-Current Estimated Value of the Securities for a Limited Time Period."

Supplemental Use of Proceeds

The Securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Securities. See "Hypothetical Examples" in this pricing supplement for an illustration of the risk-return profile of the Securities and the section for the applicable Underlying Stock set forth under "The Underlying Stocks" in this pricing supplement for a description of the market exposure provided by the Securities.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the Securities offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Securities will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture and its authentication of the Securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated March 29, 2012, which was filed as an exhibit to a Current Report on Form 8-K by us on March 29, 2012.